Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 115 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Enhanced International ETF, Fidelity Enhanced Large Cap Core ETF, Fidelity Enhanced Large Cap Growth ETF, Fidelity Enhanced Large Cap Value ETF, and Fidelity Enhanced Mid Cap ETF of our report dated October 11, 2023, relating to the financial statements and financial highlights, which appears in Fidelity International Enhanced Index Fund, Fidelity Large Cap Core Enhanced Index Fund, Fidelity Large Cap Growth Enhanced Index Fund, Fidelity Large Cap Value Enhanced Index Fund, and Fidelity Mid Cap Enhanced Index Fund’s Annual Report to Shareholders on Form N-CSR for the period ended August 31, 2023; Fidelity Sustainable High Yield ETF of our report dated October 16, 2023, relating to the financial statements and financial highlights, which appears in the above referenced fund’s Annual Report to Shareholders on Form N-CSR for the period ended August 31, 2023; Fidelity High Yield Factor ETF and Fidelity Preferred Securities & Income ETF of our report dated October 18, 2023, relating to the financial statements and financial highlights, which appears in the above referenced funds’ Annual Report to Shareholders on Form N-CSR for the period ended August 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 20, 2023